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                                                                     EXHIBIT 7.1

GRUPO IUSACELL CELULAR, S.A. DE C.V.



Ratio of earnings to fixed charges calculation
Computation under Mexican GAAP




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 DESCRIPTION                                                                     For the years ended December 31,
                                                              ---------------------------------------------------------------------
                                                                 1997        1998          1999      2000       2001        2002
                                                              ----------   ----------     -------  --------    -------   ----------
                                                                           (Thousands of pesos as of December 31, 2002)
Income (loss) from continuing  operations                     (1,602,211)  (1,751,946)    459,846  (710,748)  (314,642)  (1,060,944)
Add income tax, assets tax and deffered income tax                72,618       86,725     159,490   165,246    154,749      111,609
                                                              ----------   ----------     -------  --------    -------   ----------
Pretax income (loss) from continuing operations               (1,529,593)  (1,665,221)    619,336  (545,502)  (159,893)    (949,335)
Add:
Integral cost of financing (expense only)                        415,551      301,645     348,319   569,684    433,132      396,387
Amortization of debt expense and discount of premium                   0            0           0         0          0            0
                                                              ----------   ----------     -------  --------    -------   ----------
Interest portion of rent expense                                   3,356        3,954       2,989     2,989        747            0
                                                              ----------   ----------     -------  --------    -------   ----------
Losses from < 50% owned affiliates                                     0            0      23,997    19,566     40,369        9,355
                                                              ----------   ----------     -------  --------    -------   ----------
Amortized portion of capitalized integral cost of financing        2,959       58,823      18,675    35,595     37,821       39,167
                                                              ----------   ----------     -------  --------    -------   ----------

                                                              ==========   ==========     =======  ========    =======   ==========
ADJUSTED EARNINGS (A)                                         (1,107,727)  (1,300,799)  1,013,316    82,332    352,176     (504,426)

Fixed charges:
Integral cost of financing (whether expensed or capitalized)     493,181    1,431,252     348,319   569,684    433,132      903,534
Amortization of debt expense and discount or premium                   0            0           0         0          0            0
The interest portion of rent expense
                                                              ----------   ----------     -------  --------    -------   ----------
Preferred stock dividend requirement                               3,356        3,954       2,989     2,989        747            0
                                                              ----------   ----------     -------  --------    -------   ----------

                                                              ==========   ==========     =======  ========    =======   ==========
TOTAL FIXED CHARGES (B)                                          496,537    1,435,206     351,308   572,673    433,879      903,534


EARNINGS TO FIXED CHARGES (A/B)                                  (2.2309)     (0.9064)     2.8844   (0.1438)   (0.8117)     (0.5583)
ADJUSTED PRETAX EARNINGS LESS FIXED CHARGES                   (1,604,264)  (2,736,005)    662,008  (490,341)   (81,703)  (1,407,960)
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